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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF HAYNES AND BOONE, LLP]

                               November 18, 1999


pcOrder.com, Inc.
5001 Plaza on the Lake
Austin, Texas  78746

     Re:  Registration Statement on Form S-1
          ----------------------------------

Gentlemen:

     We have examined the Registration Statement on Form S-1 (File No. 333-90713) originally filed by pcOrder.com, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on November 10, 1999, as amended on the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 2,875,000 shares of the Company's Class A common stock, $0.01 par value per share (the "Shares"). The Shares, which include an over-allotment option granted by the Company to the underwriters to purchase up to 375,000 additional Shares, are to be sold to the underwriters by the Company and certain stockholders of the Company, as described in the Registration Statement, for resale to the public.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on the foregoing, we are of the opinion that:

     1. The Shares being sold by the Company are duly authorized and, when issued and delivered to the underwriters pursuant to the Underwriting Agreement against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

     2. The Shares being sold by the selling stockholders (as referenced in the Registration Statement) are duly authorized for issuance.

     3. The Shares being sold by the selling stockholders are either (a) validly issued, fully paid and nonassessable or (b) upon issuance thereof in accordance with exercisable stock options owned by such selling stockholders pursuant to the terms of stock option agreements with the Company, will be validly issued, fully paid and nonassessable.

     In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company and the representations of the selling stockholders contained in various documents provided to us, and we have not independently checked or verified the accuracy of the statements contained therein.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to Registration Statement No. 333-90713 on Form S-1 and any amendments thereto filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended, and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                    Very truly yours,

                    /s/ Haynes and Boone, LLP